IntelGenx Corp. and RedHill Biopharma Ltd Announce Positive
Outcome of the Decentralized Procedure for Approval of
RIZAPORT™in Europe.

  The German Federal Institute for Drugs and Medical Devices (BfArM) has confirmed that the European Marketing Authorization Application (MAA) submitted for RIZAPORT™ is approvable under the European Decentralized Procedure

  IntelGenx and RedHill will submit the final required documentation to the German and Luxembourg regulatory authorities next week, which is expected to lead to marketing approval of RIZAPORT™ in both countries and, will continue to collaborate to obtain approvals in other Decentralized Procedure (DCP) European territories.

  RIZAPORT™, an oral thin film formulation of rizatriptan, presents an attractive therapeutic alternative for migraine sufferers. The thin film has a pleasant taste and dissolves rapidly in the mouth without the need for water. Its pocket size packaging makes it ideal for migraine sufferers to carry on the go. Patients can also take their medication without further exacerbating nausea, which is an important factor when selecting a product to treat migraine, according to a survey of US migraine sufferers conducted by the Brand Institute Inc.

  RedHill and IntelGenx continue to work with the FDA to advance potential approval of the U.S. New Drug Application (NDA) submitted by the companies.

Saint Laurent, Canada – September 10, 2015 –IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) and RedHill Biopharma Ltd. (NASDAQ: RDHL) (TASE: RDHL), today announced the positive outcome of the Decentralized Procedure (DCP) confirming that RIZAPORT™ is approvable in Europe.

The announcement follows the issuance of the Final Assessment Report from the Reference Member State (RMS), the Federal Institute for Drugs and Medical Devices of Germany (BfArM), and the agreement of all the Concerned Member States (CMS) in DCP that RIZAPORT™ is approvable. The regulatory process will now enter its final phase known as the national licensing phase during which the National Agencies in the individual countries will issue the marketing licenses that allow RIZAPORT™ to be marketed in each country.

"We are very pleased that RIZAPORT™ has received a positive recommendation supporting its approval in key European markets, said Dr. Horst G. Zerbe, President and CEO of IntelGenx. "This successful milestone is the result of the highly cooperative effort between IntelGenx and RedHill".

According to the Oral Thin Film Market, 2015-2025 report from Roots Analysis Business Research & Consulting, RIZAPORT™ would be the first oral thin film, bioequivalent to MAXALT® Lingua (rizatriptan orally disintegrating tablets (ODT) in 5 and 10mg), for the acute treatment of migraine with or without aura in adults, filed for marketing application in Europe.

In 2013, the migraine market was estimated at US $3.1 billion worldwide, with triptans representing 60% of it, and was projected to grow to US $5.4 billion by 2023.2

In a survey of US migraine sufferers conducted by the Brand Institute Inc., Two-thirds (2/3) of the respondents indicated that they would ask their physicians to switch from their current formulation, including the oral dissolving tablet (ODT) formulation, to the thin film when available. The majority of respondents indicated that a pocket pack is the most convenient package for migraine sufferers.3

RIZAPORT™ presents an attractive therapeutic alternative for migraine sufferers as the thin film dissolves rapidly in the mouth without the need for water. The thin film has a pleasant taste and does not have the solid mouth feel of a tablet medication. Its pocket size packaging makes it ideal for migraine sufferers to carry on the go. Patients can also take their medication without further exacerbating nausea, one of the most important attributes when selecting a product to treat migraine headaches, according to the survey.

IntelGenx and RedHill will continue to work hard to make RIZAPORT™ available as soon as possible for patients suffering from migraine. "Achieving a favorable conclusion for RIZAPORT™ in Europe is an important milestone. We believe it is very helpful for the many patients who would benefit from this treatment. It encourages us to continue developing new innovative solutions to address unmet medical needs and to improve patient's convenience" concludes Dr. Horst G. Zerbe.

IntelGenx and RedHill are actively seeking commercial partnerships for RIZAPORT™ worldwide. IntelGenx is also evaluating a number of drug candidates to add to its development pipeline. For business development opportunities, please contact us.

About IntelGenx Corp

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

About RedHill Biopharma Ltd

RedHill Biopharma Ltd. (NASDAQ/TASE: RDHL) is an emerging Israeli biopharmaceutical company primarily focused on the development of late clinical-stage, proprietary, orally-administered, small molecule drugs for the treatment of inflammatory and gastrointestinal diseases, including cancer. RedHill’s current pipeline of proprietary products includes: (i) RHB-105 - an oral combination therapy for the treatment of Helicobacter pylori infection with successful top-line results from a first Phase III study; (ii) RHB-104 - an oral combination therapy for the treatment of Crohn's disease with an ongoing first Phase III study; (iii) BEKINDA™ (RHB-102) - a once-daily oral pill formulation of ondansetron with an ongoing Phase III study in the U.S. for acute gastroenteritis and gastritis and a European marketing application for chemotherapy and radiotherapy-induced nausea and vomiting submitted in December 2014; (iv) RHB-106 - an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd.; (v) YELIVA™ (ABC294640) - an orally-administered first-in-class SK2 selective inhibitor targeting multiple inflammatory, gastrointestinal and oncology indications with a Phase I/II study initiated for refractory/relapsed diffuse large B-cell lymphoma (DLBCL); (vi) MESUPRON® - a Phase II-stage first-in-class uPA inhibitor, administered by oral capsule, targeting gastrointestinal and other solid tumor cancers; (vii) RP101 - currently subject to an option-to-acquire by RedHill, RP101 is a Phase II-stage first-in-class Hsp27 inhibitor, administered by oral tablet, targeting pancreatic and other gastrointestinal cancers; (viii) RIZAPORT™ (RHB-103) - an oral thin film formulation of rizatriptan for acute migraines with a U.S. NDA currently under discussion with the FDA and a European marketing application submitted in October 2014; and (ix) RHB-101 - a once-daily oral pill formulation of the cardio drug carvedilol.

Forward-looking Statements

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release and the OTCQX has neither approved nor disapproved the contents of this press release.1

COMPANY CONTACT:

Andre Godin
EVP and Chief Financial Officer
IntelGenx Corp.
T: +1 514-331-7440
andre@intelgenx.com
www.intelgenx.com

1. Roots Analysis Business Research & Consulting, Oral Thin Film Market, 2015-2025, 2015
2. Migraine 2014, December 2014, Decision Resources.
3. Brand Institute Inc. (BI ,i.) research for IntelGenx on proprietary oral rapidly disintegrating thin film formulation of rizatriptan.